Exhibit 99(d)(xl)(i)

FIRST AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This First Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of November 3, 2026, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and CONVEXITAS LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of December 15, 2025 (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

IncomeQ Semiconductor Premium Income ETF
IncomeQ Nasdaq-100 Premium Income ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Investment Officer
Date:	11/5/2026

CONVEXITAS LLC

By:	/s/Devin Anderson
Name:	Devin Anderson
Title:	CIO & Co-Founder
Date:	11/6/2026

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and Convexitas LLC

(November 3, 2026)

Fund Name	Sub- Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	1/21/2026	Non-Discretionary	None
IncomeSTKd 1x US Stocks & 1x Gold Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	1/21/2026	Non-Discretionary	None
IncomeSTKd 1x Treasury & 1x Gold Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF	0.175% up to 50M in AUM; 0.125% thereafter	Commencement of Operations	Non-Discretionary	None

IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF	0.325% up to 50M AUM; 0.275% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF	0.325% up to 50M AUM; 0.275% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeQ Semiconductor Premium Income ETF	0.25% up to 50M AUM; 0.10% thereafter	Commencement of Operations	Non-Discretionary	None
IncomeQ Nasdaq-100 Premium Income ETF	0.25% up to 50M AUM; 0.10% thereafter	Commencement of Operations	Non-Discretionary	None

[Remainder of page left blank intentionally]

3